Exhibit 99.1

ARES CAPITAL CORPORATION DECLARES REGULAR SECOND QUARTER
DIVIDEND OF $0.41 PER SHARE AND ANNOUNCES MARCH 31, 2007 FINANCIAL RESULTS

SECOND QUARTER DIVIDEND DECLARED

New York, NY — May 10, 2007 — Ares Capital Corporation (NASDAQ:  ARCC) today announced that its Board of Directors has declared a second quarter dividend of $0.41 per share payable on June 29, 2007 to stockholders of record as of June 15, 2007.

MARCH 31, 2007 FINANCIAL RESULTS

Ares Capital also announced financial results for its first quarter ended March 31, 2007.

HIGHLIGHTS

Financial

•                  GAAP Net income:

•                  $23.6 million or $0.44 per share (basic and diluted)

•                  Core EPS(1):

•                  $0.36 per share (basic and diluted)

•                  Net investment income:

•                  $18.9 million or $0.36 per share (basic and diluted)

•                  Net realized and unrealized gains:

•                  $4.6 million or $0.08 per share (basic and diluted)

•                  Total fair value of investments at March 31, 2007 of $1.4 billion

•                  Net assets per share at March 31, 2007 of $15.34

•                  Stockholders’ equity at March 31, 2007 of $827.8 million

•                  Declared 1st Quarter 2007 regular dividend of $0.41 per share

•                  Completed a public add-on equity offering of 1,382,078 common shares, raising $26.9 million(2) in net proceeds during the first quarter

Portfolio Activity

•                  Gross commitments made during period:

•                  $364.2 million

•                  Exits/repayments of commitments during period:

•                  $102.1 million

(1) Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase in stockholders’ equity  resulting from operations less realized and unrealized gains and losses, any incentive management fees attributable to such realized gains and losses and any income taxes related to such realized gains. The most directly comparable GAAP financial measure is the net per share increase in stockholders’ equity resulting from operations, which is reflected above under the heading “Basic and Diluted GAAP Net Income”.  Ares Capital  believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.  Reconciliation of basic and diluted Core EPS to the most directly comparable GAAP financial measure is set forth in Schedule 1 hereto.

(2) Additionally, on January 8, 2007, the underwriter exercised in full its over-allotment option of 409,500 shares related to the December 2006 add-on equity offering generating an additional $7.5 million of net proceeds

•                  Average total assets for the period:

•                  $1.4 billion

•                  Number of portfolio company investments as of March 31, 2007: 66

•                  Weighted average yield of debt and income producing equity securities as of March 31, 2007:  11.71%(3)

OPERATING RESULTS

For the quarter ended March 31, 2007, Ares Capital reported net income of $23.6 million or $0.44 per share. Net investment income for the fourth quarter was $18.9 million or $0.36 per share and net realized and unrealized gains were $4.6 million or $0.08 per share.

As of March 31, 2007, total assets were $1.5 billion, stockholders’ equity was $827.8 million and net assets per share was $15.34.

In the first quarter of 2007, Ares Capital made $364.2 million in new commitments across 10 portfolio companies (7 new borrowers and 3 existing borrowers). Eight separate private equity sponsors were represented in these new transactions. Three of these sponsors are new to the ARCC portfolio. In total, 56 separate private equity sponsors are represented in the Ares Capital portfolio.  Also during the quarter, we made two investments in non-sponsored transactions. Of the $364.2 million in new commitments made during the quarter, approximately 73% were made in first lien senior secured debt, 14% in second lien senior secured debt, 11% in senior subordinated debt and 2% in equity/other securities. Of these investments, 87% were floating rate.  During the first quarter, significant new commitments included:

•                  $94.0 million in first lien senior term debt and revolver commitment to a for-profit secondary education provider operating in Puerto Rico;

•                  $91.0 million in first lien senior term debt and revolver commitment to a for-profit thrift retailer;

•                  $47.0 million in second lien senior term debt and equity to a medical imaging equipment service provider;

•                  $42.8 million in first lien senior term debt to a third party administrator and PPO;

•                  $28.3 million in senior subordinated debt to a bankruptcy and foreclosure processing services provider; and

•                  $18.9 million in first lien senior term debt and equity of an in-hospital infant photography provider.

The fair value of Ares Capital’s investments at March 31, 2007 was $1.4 billion.  These portfolio investments (excluding cash and cash equivalents) were comprised of approximately 67% in senior secured debt securities (43% in first lien and 24% in second lien assets), 22% in senior subordinated debt securities, 10% in preferred/common equity securities and 1% in senior notes.  As of March 31, 2007, the weighted average yield of debt and income producing equity securities was 11.71%(3) and 54% of the Company’s assets were in floating rate debt securities.

In addition to $143.8 million of investments that Ares Capital has made since March 31, 2007, the Company has outstanding commitments to fund an aggregate of approximately $110.0 million of investments. The Company expects to syndicate a portion of these commitments to third parties.  In addition, Ares Capital has an investment pipeline of approximately $709.5 million.  The consummation of any of the investments in this backlog and pipeline depends

(3) Computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt divided by (b) total debt and income producing equity securities at fair value.

upon, among other things: satisfactory completion of our due diligence investigation of the prospective portfolio company, our acceptance of the terms and structure of such investment and the execution and delivery of satisfactory transaction documentation. Ares Capital cannot assure you that we will make any of these investments.

“The first quarter of 2007 was another very active quarter for us, with record levels of investment commitments and earnings. We continued to execute our strategy of defensively positioning our portfolio with 87% of our first quarter commitments in senior secured debt, bringing total senior secured debt in our portfolio to 67%.  We believe senior secured debt continues to represent the most attractive relative value in the market today.  With shorter average debt durations, lower leverage levels, tighter covenants and full security packages, our senior debt exposure should allow for strong return performance should markets weaken.   This strategy, coupled with high asset selectivity and proactive portfolio management have already resulted in excellent credit quality and investment performance in our portfolio,” said President Michael Arougheti.

“The momentum from our growing platform and “one-stop” financing strategy continues.  In the first quarter, we saw record deal flow both in terms of number of deals and commitments. We committed $364 million of new investments in the quarter, and ended the quarter with $262 million of commitments, net of exits and repayments.  We also have a strong backlog and pipeline moving into the second quarter and remain optimistic about the growth in and quality of the portfolio,” added Arougheti.

PORTFOLIO QUALITY

Ares Capital employs an investment rating system (Grades 1 to 4) to categorize its investments.  Grade 4 is for those investments that involve the least amount of risk in the portfolio (i.e. the borrower is performing above expectations and the trends and risk factors are generally favorable).  Grade 3 is for those investments that involve a level of risk that is similar to the risk at the time of origination (i.e. the borrower is performing as expected and the risk factors are neutral to favorable).  Grade 2 is for those investments where a borrower is performing below expectations and indicates that the risk has increased materially since origination.  Grade 1 is for those investments that are not anticipated to be repaid in full.  As of March 31, 2007, the weighted average grade of Ares Capital’s portfolio investments was 3.1, and all of its portfolio companies, except one, were current on their debt service obligations.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2007, Ares Capital had $670.0 million in total debt outstanding.  Subject to leverage restrictions, the Company had approximately $333.9 million available for additional borrowings under these credit facilities as of March 31, 2007.

During the quarter ended March 31, 2007, Ares Capital raised approximately $34.4 million in net proceeds from issuance of its common stock.  A portion of these proceeds was used to repay outstanding indebtedness. The remaining proceeds are being used to fund investments in portfolio companies in accordance with our investment objectives and strategies and for general corporate purposes.

DIVIDEND

During the quarter ended March 31, 2007, Ares Capital declared a regular dividend of $0.41 per share for a total of approximately $22.1 million.  The record date for these dividends was March 19, 2007 and the dividends were paid on March 30, 2007.

CONFERENCE CALL

Ares Capital will host a webcast/conference call on Thursday, May 10, 2007, at 10:00 a.m. (ET) to discuss its first quarter 2007 financial results.  PLEASE VISIT OUR WEBCAST PAGE LOCATED IN THE STOCK INFORMATION SECTION OF THE INVESTOR RESOURCES PORTION OF THE COMPANY’S WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS THE EARNINGS CONFERENCE CALL.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast page located in the Stock Information section of the Investor Resources section of our website at http://www.arescapitalcorp.com. Please visit the website to test your connection before the call. You can also access the conference call by dialing (877) 407-8033 approximately 5-10 minutes prior to the call. International callers should dial (201) 689-8033. All callers should reference “Ares Capital Corporation.” For the convenience of our stockholders, an archived replay of the call will be available through May 24, 2007 by calling (877) 660-6853. International callers please dial (201) 612-7415. For all replays, please reference account # 286 and conference ID # 240205. An archived replay will also be available on a webcast page located in the Stock Information section of the Investor Resources section of our website.

ABOUT ARES CAPITAL CORPORATION

Ares Capital Corporation is a specialty finance company that is a closed-end, non-diversified management investment company regulated as a business development company under the Investment Company Act of 1940. Its investment objective is to generate both current income and capital appreciation through debt and equity investments. Ares Capital Corporation invests primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component, and, to a lesser extent, in equity investments in private U.S. middle market companies.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast/conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees of future performance or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ares Capital undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

AVAILABLE INFORMATION

Ares Capital Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on the Company’s website at www.arescapitalcorp.com.

CONTACT

Merritt S. Hooper
Ares Capital Corporation
310-201-4200

ARES CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	As of
	March 31, 2007	December 31, 2006
	(unaudited)
ASSETS

Investments at fair value (amortized cost of $1,439,399,109 and $1,245,758,040, respectively)
Non-control/non-affiliate investments	$1,186,483,547	$991,529,464
Non-control affiliated company investments	247,264,574	244,292,372
Total investments at fair value	1,433,748,121	1,235,821,836
Cash and cash equivalents	54,333,411	91,538,878
Receivable for open trades	1,222,285	1,026,053
Interest receivable	14,105,571	10,121,104
Other assets	8,870,325	9,483,083

Total assets	$1,512,279,713	$1,347,990,954

LIABILITIES

Debt	$670,000,000	$482,000,000
Payable for open trades	—	60,000,000
Accounts payable and accrued expenses	1,863,910	2,027,948
Management and incentive fees payable	9,844,161	12,485,016
Interest and facility fees payable	2,809,253	2,044,586
Total liabilities	684,517,324	558,557,550

STOCKHOLDERS’ EQUITY

Common stock, par value $.001 per share, 100,000,000 common shares authorized, 53,961,220 and 52,036,527 common shares issued and outstanding, respectively	53,961	52,037
Capital in excess of par value	822,000,330	785,192,573
Accumulated undistributed net investment income	3,913,272	7,038,469
Accumulated net realized gains on sale of investments	7,445,814	7,086,529
Net unrealized depreciation on investments	(5,650,988)	(9,936,204)
Total stockholders’ equity	827,762,389	789,433,404

Total liabilities and stockholders’ equity	$1,512,279,713	$1,347,990,954

NET ASSETS PER SHARE	$15.34	$15.17

ARES CAPITAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Operations

	For the Three Months	For the Three Months
	Ended	Ended
	March 31, 2007	March 31, 2006
	(unaudited)	(unaudited)
INVESTMENT INCOME:
From non-control/non-affiliate investments:
Interest from investments	$29,976,327	$15,051,133
Capital structuring service fees	4,284,547	1,746,205
Interest from cash & cash equivalents	820,833	231,229
Dividend income	375,000	—
Other income	152,152	42,543
Total investment income from non-control/non-affiliate investments	35,608,859	17,071,110

From non-control affiliated company investments:
Interest from investments	3,840,254	2,476,932
Capital structuring service fees	37,500	583,810
Other income	228,410	59,453
Total investment income from non-control affiliated company investments	4,106,164	3,120,195

Total investment income	39,715,023	20,191,305

EXPENSES:
Interest and credit facility fees	8,549,315	1,729,620
Base management fees	5,089,497	2,543,659
Incentive management fees	4,754,664	2,922,884
Professional fees	965,813	471,451
Insurance	264,818	188,101
Administrative	210,357	177,537
Depreciation	101,177	—
Directors fees	64,750	63,250
Interest to the Investment Adviser	—	25,879
Other	760,140	168,509
Total expenses	20,760,531	8,290,890

NET INVESTMENT INCOME BEFORE INCOME TAXES	18,954,492	11,900,415

Income tax expense, including excise tax	10,166	208,880

NET INVESTMENT INCOME	18,944,326	11,691,535

REALIZED AND UNREALIZED NET GAINS ON INVESTMENTS:
Net realized gains (losses):
Net realized gains (losses) from non-control/non-affiliate investment transactions	269,285	563,603
Net realized gains (losses) from non-control affiliated company investment transactions	90,000	47,283
Net realized gains (losses) from investment transactions	359,285	610,886

Net unrealized gains (losses):
Net unrealized gains (losses) from non-control/non-affiliate investment transactions	(2,092,412)	3,985,530
Net unrealized gains (losses) from non-control affiliated company investment transactions	6,377,628	(2,444,918)
Net unrealized gains (losses) from investment transactions	4,285,216	1,540,612

Net realized and unrealized gains (losses) from investment transactions	4,644,501	2,151,498

NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$23,588,827	$13,843,033

BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.44	$0.36

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	53,178,927	37,988,700

SCHEDULE 1

Reconciliation of basic and diluted Core EPS to basic and diluted GAAP EPS

Reconciliation of basic and diluted Core EPS to basic and diluted GAAP EPS, the most directly comparable GAAP financial measure, is provided below.

	For the Three Months Ended
	March 31, 2007	March 31, 2006
	(unaudited)	(unaudited)
Basic and diluted Core EPS(1)	$0.36	$0.31
Realized and unrealized gains (losses), net	0.08	0.05
Incentive fees attributed to gains (losses)	—	—
Income tax expense related to gains	—	—
Basic and diluted GAAP EPS	$0.44	$0.36

(1)          Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase in stockholders’ equity  resulting from operations less realized and unrealized gains and losses, any incentive management fees attributable to such realized gains and losses and any income taxes related to such realized gains.  Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.